EXHIBIT K

NUMBER OF SHARES OUTSTANDING FOR EACH CLASS OF EACH
FUND AS OF THE RECORD DATE

_____________________________

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
_____________________________

		Shares
Fund	Class	Outstanding
Balanced Portfolio	I	2,036,167.935
Growth Portfolio	I	7,478,174.406
Guardian Portfolio	I	5,180,225.744
	S	4,055,146.393
International Portfolio	S	32,783,111.796
Mid-Cap Growth Portfolio	I	21,101,562.521
	S	2,434,924.55
Partners Portfolio	I	30,265,973.816
Regency Portfolio	I	8,610,712.038
	S	13,130,784.377
Short Duration Bond Portfolio	I	36,365,254.307
Small-Cap Growth Portfolio
(formerly Fasciano Portfolio)	S	1,523,550.879
Socially Responsive Portfolio	I	5,509,732.974
	S	5,286,959.217

K-1

Neuberger Berman Management LLC 605 Third Avenue, 2nd floor New York, New York 10158-0180 www.nb.com

NBAMT 01/09
J0016 01/09

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting: The Proxy Statement is available at www.proxyweb.com

To vote by Telephone 1) Read the Proxy Statement 2) Call toll-free 1-888-221-0697 3) Follow the recorded instructions	To vote by Internet 1) Read the Proxy Statement 2) Go to www.proxyweb.com 3) Follow the on-line instructions	To vote by Mail 1) Read the Proxy Statement 2) Check the appropriate boxes on reverse 3) Sign, date and return the Proxy Card in the envelope provided
IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

999 999 999 999 99	!

FUND NAME PRINTS HERE FUND NAME PRINTS HERE	PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 16, 2009

The undersigned appoints as proxies Robert Conti, Owen F. McEntee, Jr. and Claudia A. Brandon, and each of them (with power of substitution), to vote all the undersigned’s shares in the above-named Fund (the “Fund”), a series of Neuberger Berman Advisers Management Trust, at the Special Meeting of Shareholders to be held on March 16, 2009, at 1:00 p.m. Eastern Time at the offices of Neuberger Berman, LLC, 605 Third Avenue, 41st Floor, New York, New York 10158-3698, and any adjournments or postponements thereof (“Meeting”), with all the power the undersigned would have if personally present. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST.

Receipt of Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged by your execution of these voting instructions. The shares represented by this proxy will be voted as instructed. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE “FOR” THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. THIS PROXY ALSO GRANTS DISCRETIONARY POWER TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

i	Please be sure to sign and date this proxy card.

Date:___________________, 2009

	Signature (owner, joint owners, trustee, custodian, etc.)	(Please sign in the box)

Please sign exactly as your name appears hereon. If shares are held in the name of joint owners, either owner may sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shares are held by a corporation, partnership, trust, estate or similar account, the name and capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

i	i	NB AMT Prxy (sc)

The shares represented by this proxy will be voted as instructed. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE “FOR” THE PROPOSALS SPECIFIED BELOW. THIS PROXY ALSO GRANTS DISCRETIONARY POWER TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Your vote is important no matter how many shares you own. Please sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

i	Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒	i
PLEASE DO NOT USE FINE POINT PENS.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:	FOR	AGAINST	ABSTAIN

1.     To approve a new Management Agreement between Neuberger Berman Advisers Management Trust (the “Trust”), on behalf of each Fund, and a newly-formed entity that will acquire the assets of Neuberger Berman Management LLC (“New NB Management”), to become effective upon consummation of the proposed acquisition (the “Proposed Acquisition”) described in the Proxy Statement. (ALL FUNDS)

	☐	☐	☐

2.     To approve a new Sub-Advisory Agreement, with respect to the Trust and the Balanced Portfolio, Growth Portfolio, Guardian Portfolio, International Portfolio, Mid-Cap Growth Portfolio, Partners Portfolio, Regency Portfolio, Small-Cap Growth Portfolio and Socially Responsive Portfolio, between New NB Management and Neuberger Berman, LLC (“NB LLC”), or a newly-formed entity that will acquire substantially all of the assets of NB LLC, to become effective upon consummation of the Proposed Acquisition.

	☐	☐	☐

3.     To approve a new Sub-Advisory Agreement, with respect to the Trust and the Short Duration Bond Portfolio, between New NB Management and Lehman Brothers Asset Management LLC, to become effective upon consummation of the Proposed Acquisition.

	☐	☐	☐

4. To approve the election of Trustees to the Board of Trustees of the Trust.

	Nominees:				FOR ALL Nominees Listed	WITHHOLD AUTHORITY To Vote For All Nominees Listed	FOR ALL Except As Noted At Left

	(01) Joseph V. Amato (02) John Cannon (03) Faith Colish (04) Robert Conti	(05) Martha C. Goss (06) C. Anne Harvey (07) Robert A. Kavesh (08) Michael M. Knetter	(09) Howard A. Mileaf (10) George W. Morriss (11) Edward I. O’Brien (12) Jack L. Rivkin	(13) Cornelius T. Ryan (14) Tom D. Seip (15) Candace L. Straight (16) Peter P. Trapp	☐	☐	☐

Instruction: To withhold your vote for any individual nominee(s), mark “For All Except” box and write the nominee’s number(s) on the line provided below.

i		PLEASE SIGN AND DATE ON THE REVERSE SIDE.				NB AMT Prxy (sc)	i

[FORM OF VOTING INSTRUCTION CARD]

[NEUBERGER BERMAN LOGO]

Neuberger Berman Management LLC
605 Third Avenue 2nd Floor
New York, New York 10158-0180
www.nb.com

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST VOTING INSTRUCTIONS FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 16, 2009

THESE VOTING INSTRUCTIONS ARE SOLICITED [INSURANCE COMPANY] ON BEHALF OF NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST AND THE INSURANCE COMPANIES

[FUND NAME/INSURANCE COMPANY NAME PRINTS HERE]

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting: The Proxy Statement is available at www.proxyweb.com

The undersigned hereby instructs the above referenced Insurance Company (“Company”) to represent and vote the number of shares in the above-named Fund (the “Fund”) attributable to the undersigned’s contract or interest therein as of January 23, 2009 at a Special Meeting of Shareholders, and at any adjournment(s) or postponements(s) thereof, to be held at the offices of Neuberger Berman, LLC, 605 Third Avenue, 41st Floor, New York, New York 10158-3698 on March 16, 2009, at 1:00 P.M. Eastern time and any adjournments or postponements thereof (“Meeting”). The shares represented by the Voting Instruction Card will be voted as instructed.

UNLESS INDICATED TO THE CONTRARY, THIS VOTING INSTRUCTION CARD SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE “FOR” THE PROPOSAL SPECIFIED ON THE REVERSE SIDE. THIS VOTING INSTRUCTION CARD ALSO GRANTS DISCRETIONARY POWER TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

If you fail to return this Voting Instruction Card, the Company will vote all shares attributable to your account value in proportion to all voting instructions for the Fund actually received from contract owners in the Separate Account, when applicable.

All previous voting instructions with respect to the Meeting are revoked. Receipt of the Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this Voting Instruction Card. Mark, sign, date and return this Voting Instruction Card in the addressed envelope - no postage required.

February 9, 2009

PLEASE BE SURE TO SIGN AND DATE VOTING INSTRUCTION CARD
CONTRACT AND POLICY OWNER(S) SIGN HERE (PLEASE SIGN IN BOX)

When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

If signing for a corporation, please sign in full corporate name and indicate the signer’s office. If a partnership, please sign in full partnership name by authorized person.

YOUR VOTE IS IMPORTANT.
PLEASE SIGN AND DATE THE REVERSE OF THIS VOTING INSTRUCTION CARD AND RETURN IT
PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. [X]
PLEASE DO NOT USE FINE POINT PENS.
FOR AGAINST ABSTAIN

		FOR	AGAINST	ABSTAIN
1.

To approve a new Management Agreement between Neuberger Berman Advisers Management Trust, on behalf of each Fund, and a newly-formed entity that will acquire the assets of Neuberger Berman Management LLC (“New NB Management”), to become effective upon consummation of the proposed acquisition (the “Proposed Acquisition”), as described in the Proxy Statement. (ALL FUNDS)

		[ ]	[ ]	[ ]
2.

To approve a new Sub-Advisory Agreement, with respect to the Trust and the Balanced Portfolio, Growth Portfolio, Guardian Portfolio, International Portfolio, Mid-Cap Growth Portfolio, Partners Portfolio, Regency Portfolio, Small-Cap Growth Portfolio and Socially Responsive Portfolio, between New NB Management and Neuberger Berman LLC (“NB LLC”) or a newly-formed entity that will acquire substantially all of the assets of NB LLC, to become effective upon consummation of the Proposed Acquisition.

		[ ]	[ ]	[ ]
3.

To approve a new Sub-Advisory Agreement, with respect to the Trust and the Short Duration Bond Portfolio, between New NB Management and Lehman Brothers Asset Management LLC, to become effective upon consummation of the Proposed Acquisition.

		[ ]	[ ]	[ ]
4.	To approve the election of Trustees to the Board of Trustees of Neuberger Berman Advisers Management Trust	FOR ALL NOMINEES LISTED BELOW (EXCEPT AS NOTED AT BELOW [ ]		WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED [ ]
Nominees: (01) Joseph Amato (02) John Cannon (03) Faith Colish (04) Robert Conti (05) Martha Gross (06) C. Anne Harvey (07) Robert A. Kavesh (08) Michael M. Knetter	(09) Howard A. Mileaf (10) George W. Morriss (11) Edward I. O’Brien (12) Jack L. Rivkin (13) Cornelius T. Ryan (14) Tom D. Seip (15) Candace L. Straight (16) Peter Trapp
Instruction: To withhold authority to vote for any individual nominee, write the number(s) in the line immediately below.

________________________________________________________

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.